UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 19, 2005

AMGEN INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12477	95-3540776
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Amgen Inc. One Amgen Center Drive Thousand Oaks, CA	91320-1799
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code

805-447-1000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On July 19, 2005, Amgen Inc. (the “Company”) issued a press release announcing its results of operations and financial condition for the three and six months ended June 30, 2005. The full text of the press release is set forth in Exhibit 99.1 attached hereto.

In its press release the Company included certain historical non-GAAP financial measures as defined in Regulation G promulgated by the Securities and Exchange Commission with respect to the three and six months ended June 30, 2005 and June 30, 2004. Reconciliations for such historical non-GAAP financial measures are attached to the press release set forth as Exhibit 99.1 attached hereto. The Company believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. These historical non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”).

Three and six months ended June 30, 2005

For the three and six months ended June 30, 2005, the Company’s adjustments to GAAP financial measures relate to amounts associated with the Company’s acquisitions of Tularik Inc. (“Tularik”) in August 2004 (the “Tularik Acquisition”) and Immunex Corporation (“Immunex”) in July 2002 (the “Immunex Acquisition”), the amounts associated with legal settlements incurred, net of amounts previously accrued, primarily related to settling a patent legal proceeding (the “Settlement Amounts”) and the net gain realized upon the Company’s termination of a manufacturing agreement with Genentech, Inc. (“Genentech”) for the production of Enbrel® at Genentech’s manufacturing facility in South San Francisco (the “Genentech Termination”).

For the six months ended June 30, 2005, the Company’s adjustments to GAAP financial measures also relate to amounts associated with the pro rata portion of the debt issuance costs (the “Convertible Notes Expense”) that were immediately charged to interest expense as a result of certain holders of the Company’s 30-year zero coupon senior convertible notes (the “Convertible Notes”) exercising their March 1, 2005 put option and the related Convertible Notes being repaid in cash.

For the three months ended June 30, 2005, the Company reported non-GAAP financial results for research and development (“R&D”) expense and interest and other (expense)/income, net. R&D expense was adjusted to exclude incremental compensation provided to certain Tularik employees for a limited period, principally related to non-cash compensation expense associated with stock options assumed in the Tularik Acquisition and amounts payable primarily under the Tularik short-term retention plan for the applicable period (the “Tularik Compensation Expense”). The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expense is incurred. Interest and other (expense)/income, net was adjusted to exclude the net gain realized upon the Genentech Termination. The Company believes that excluding the amounts related to the Genentech Termination provides a supplemental measure that will facilitate comparisons to periods in which such item did not occur.

For the six months ended June 30, 2005, the Company reported R&D expense and interest and other (expense)/income, net that exclude all of the items identified above as being excluded in the three months ended June 30, 2005 for the reasons discussed above. Also for this period, interest and other (expense)/income, net was adjusted to exclude the Convertible Notes Expense. The Company believes that excluding the Convertible Notes Expense provides a supplemental measure that will facilitate comparisons to periods in which such item did not occur.

For the three months ended June 30, 2005, the Company reported non-GAAP adjusted net income and adjusted earnings per share, excluding (i) the foregoing expense amounts for this period for the reasons discussed above, (ii) the ongoing, non-cash amortization of acquired intangible assets associated with the Immunex Acquisition (primarily Enbrel®) (the “Intangible Assets Amortization”) and (iii) the Settlement Amounts. The Company believes that excluding the Intangible Assets Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property. The Company believes that excluding the Settlement Amounts provides a supplemental measure that will facilitate comparisons to periods in which such item did not occur.

For the six months ended June 30, 2005 the Company also reported non-GAAP adjusted net income and adjusted earnings per share that exclude all of the items identified above as being excluded in the three months ended June 30, 2005 for the reasons discussed above. For the six months ended June 30, 2005, the non-GAAP financial results the Company reported for adjusted net income and adjusted earnings per share also excluded the Convertible Notes Expense for the reasons discussed above.

Three and six months ended June 30, 2004

For the three and six months ended June 30, 2004, the Company’s adjustments to GAAP financial measures relate to amounts associated with Immunex Acquisition.

For the three and six months ended June 30, 2004, the Company reported non-GAAP financial results for the following operating expenses: cost of sales, R&D, and selling, general and administrative, which were each adjusted to exclude incremental compensation payable to certain Immunex employees for a limited period, principally under the Immunex short-term retention plan for the applicable period (“Immunex Short-Term Retention Plan Compensation”). The Company believes that excluding such incremental compensation provides a supplemental measure that will facilitate comparisons between periods before, during and after such expenses are incurred.

For the three and six months ended June 30, 2004, the Company reported non-GAAP adjusted net income and adjusted earnings per share, excluding the foregoing operating expense amounts for the reasons discussed above, as well as excluding the Intangible Assets Amortization. The Company believes that excluding the Intangible Assets Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

Twelve months ended December 31, 2004

For the twelve months ended December 31, 2004, the Company reported non-GAAP adjusted earnings per share excluding the Immunex Short-Term Retention Plan Compensation, the Tularik Compensation Expense, the impact to the Company of its share of a third party reimbursement received by Kirin-Amgen, Inc. (“KA”) related to the amounts associated with the Company’s share of the loss incurred by KA relating to the settlement of a patent litigation between the Company and Genentech (the “Genentech Settlement”), the Intangible Assets Amortization and the non-cash expense associated with writing-off the acquired in-process research and development related to the Tularik Acquisition (the “Tularik IPR&D Write-off”). The Company believes that excluding the Immunex Short-Term Retention

Plan Compensation and the Tularik Compensation Expense provides a supplemental measure that will facilitate comparisons between periods before, during and after such expenses are incurred. The Company believes that excluding the amount related to the Genentech Settlement and the Tularik IPR&D Write-off provides a supplemental measure that will facilitate comparisons to periods in which such items did not occur. The Company believes that excluding the Intangible Assets Amortization treats those assets as if the Company had developed them internally in the past, and thus provides a supplemental measure of profitability in which the Company’s acquired intellectual property is treated in a comparable manner to its internally developed intellectual property.

Adjusted Earnings Per Share Growth

During its Earnings Web Cast the Company referred to the year over year growth rate of its non-GAAP adjusted earnings per share for the past fifteen consecutive quarters (calculated based on the past nineteen consecutive quarters, December 31, 2000-June 30, 2005), but did not state the adjusted earnings per share amounts thereof. Such amounts, together with the associated reconciliation of such amounts to GAAP earnings per share and the reasons for such adjustments are contained in Forms 8-K furnished or filed with the Securities and Exchange Commission after each such quarter, with the exception of (i) the amounts for the three months ended December 31, 2000 and 2001 which were prior to the adoption of Regulation G by the Securities and Exchange Commission and (ii) the quarterly periods ended March 31, 2001, June 30, 2001, September 30, 2001, March 31, 2002, and June 30, 2002 in which such earnings per share amounts were not adjusted.

The adjusted earnings per share for the three months ended December 31, 2000 excluded the non-cash expense associated with writing-off the acquired in-process research and development related to the Company’s acquisition of Kinetix Pharmaceuticals, Inc. (the “Kinetix IPR&D Write-off”) and a contribution to the Amgen Foundation (the “Foundation Contribution”). The Company believes that excluding the Kinetix IPR&D Write-off and the Foundation Contribution provides a supplemental measure that will facilitate comparisons to periods in which such item did not occur.

The adjusted earnings per share for the three months ended December 31, 2001 excluded amounts associated with termination of certain collaboration agreements and certain other expenses. The Company believes that excluding such amounts provides a supplemental measure that will facilitate comparisons to periods in which such items did not occur.

The Company uses the foregoing non-GAAP financial measures in connection with its own budgeting and financial planning.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits.

99.1	Press Release dated July 19, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMGEN INC.

Date: July 25, 2005	By:	/s/ Richard Nanula
	Name:	Richard Nanula
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document Description
99.1	Press release dated July 19, 2005

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